EXHIBIT 32
CERTIFICATION OF
CHIEF EXECUTIVE OFFICER, PRINCIPAL FINANCIAL OFFICER AND PRINCIPAL ACCOUNTING OFFICER UNDER SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
This certification is given by the undersigned Chief Executive Officer, Principal Financial Officer and Principal Accounting Officer of Umpqua Holdings Corporation (the “registrant”) pursuant to Section 906 of the Sarbanes-Oxley Act of 2002. Each of the undersigned hereby certifies, with respect to the registrant’s quarterly report on Form 10-Q for the period ended June 30, 2007 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), that:
(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the registrant

/s/ Raymond P. Davis
Raymond P. Davis
President and Chief Executive Officer
Umpqua Holdings Corporation

/s/ Ronald L. Farnsworth
Ronald L. Farnsworth
Senior Vice President/Finance and
Principal Financial Officer
Umpqua Holdings Corporation

/s/ Neal T. McLaughlin
Neal T. McLaughlin
Senior Vice President/Controller and
Principal Accounting Officer
Umpqua Holdings Corporation
August 2, 2007